EXHIBIT 99.1

Press Release

For Immediate Release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155.

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER — (PR Newswire) — November 6, 2007 — Bill Barrett Corporation (NYSE: BBG) today announced its participation in the 2007 Global Energy Conference hosted by Merrill Lynch to be held in New York City on November 7–8, 2007, and the 2007 Energy Conference hosted by Bank of America in Key Biscayne, Florida on November 14–16, 2007.

Chairman and Chief Executive Officer Fred Barrett will present to the Global Energy Conference on Thursday, November 8, 2007, scheduled at 10:05 a.m. EST, and to the 2007 Energy Conference on Thursday, November 15, 2007, scheduled at 2:45 p.m. EST. Mr. Barrett’s presentations at both conferences will be webcast live with audio and user controlled slides available on the Company’s website at http://www.billbarrettcorp.com.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

This press release contains, and certain statements in the presentations on November 8, 2007 and November 15, 2007 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, transportation, processing, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Form 10-K for the year ended December 31, 2006, filed with the SEC and available at www.sec.gov.

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